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                                                                      Exhibit 99

[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

                                                                   PRESS RELEASE
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                                                           FOR IMMEDIATE RELEASE

JAMES MONROE BANCORP ANNOUNCES STOCK SPLIT



ARLINGTON, VA (BUSINESS WIRE)--November 14, 2005.--James Monroe Bancorp, Inc. (Nasdaq: JMBI - news) today announced that the Board of Directors of James Monroe Bancorp, Inc., has authorized a 5 for 4 stock split in the form of a 25% stock dividend for shareholders of record on November 28, 2005, payable December 28, 2005.

James Monroe Bancorp, Inc. is the holding company for James Monroe Bank, a state chartered commercial bank. The Company's common stock is traded on the Nasdaq Capital Market under the symbol "JMBI".


Contact:  John R. Maxwell, President & CEO
          Richard I. Linhart, Senior Executive Vice President & COO
Phone:    (703) 707-8855


SOURCE:   James Monroe Bancorp, Inc.